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                                                                     EXHIBIT 2.2


THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                       SECURED CONVERTIBLE PROMISSORY NOTE

                                                               December 30, 1998
                                                             Fremont, California

        For value received, Dazzle Multimedia, Inc., a California corporation (the "COMPANY"), promises to pay to SCM Microsystems, Inc., a Delaware corporation, (the "HOLDER"), the principal sum of Two Million Five Hundred Thousand Dollars ($2,500,000). Interest shall accrue from the date of this Note on the unpaid principal amount at a rate equal to ten percent (10%) per annum, computed on the basis of the actual number of days elapsed and a year of Three Hundred Sixty (360) days. This Note is being issued pursuant to that certain Note and Warrant Purchase Agreement dated of even date herewith. Capitalized terms used but not defined herein have the meanings assigned thereto in Annex A, Definitions, attached to the Note and Warrant Purchase Agreement. This Note is subject to the following terms and conditions.

        THE OBLIGATIONS DUE UNDER THIS NOTE ARE SECURED BY A SECURITY AGREEMENT AND AN INTELLECTUAL PROPERTY SUPPLEMENT TO THE SECURITY AGREEMENT (COLLECTIVELY, THE "SECURITY AGREEMENTS") EACH DATED AS OF THE DATE HEREOF AND EXECUTED BY COMPANY IN FAVOR OF HOLDER. ADDITIONAL RIGHTS OF HOLDER ARE SET FORTH IN THE SECURITY AGREEMENTS.

        1. MATURITY. Unless converted as provided in Section 2, this Note will automatically mature and be due and payable on the earlier of (i) June 30, 1999, or (ii) thirty (30) days after the closing of a Change of Control (the "MATURITY DATE"). Subject to Section 2 below, interest shall accrue on this Note but shall not be due and payable until the Maturity Date. Notwithstanding the foregoing, the entire unpaid principal sum of this Note, together with accrued and unpaid interest thereon, shall become immediately due and payable in accordance with the provisions of Section 5 in conjunction with an Event of Default.

        2.      CONVERSION.

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                                                               Dazzle Multimedia
                                             Secured Convertible Promissory Note
                                                                          Page 2

                (a) OPTIONAL CONVERSION. The Holder has the right, at its option, at any time, to convert this Note and interest thereon, in accordance with the provisions of this Section 2 hereof, in whole or in part: (i) into shares of any class of Company Preferred Stock (other than Series A Preferred Stock (so long as the Company shall have not issued any additional shares of Series A Preferred Stock other than pursuant to obligations outstanding on the date hereof) or Series B Preferred Stock) issued by Company after the date hereof (each an "EQUITY FINANCING"), or (ii) into shares of Series B Preferred Stock. The Preferred Stock offered in an Equity Financing and the Series B Preferred Stock each constitute "EQUITY SECURITIES". The number of shares of Equity Securities to be issued upon such conversion shall be equal to the quotient obtained by dividing (i) the portion of this Note plus accrued interest to be converted by (ii) the "CONVERSION PRICE" of the Equity Securities then in effect, rounded to the nearest whole share, and in connection with any Equity Financing (other than in respect of the Series B Preferred Stock), the issuance of such shares upon such conversion shall be upon the terms and subject to the conditions applicable to such Equity Financing. If the conversion is into shares of Series B Preferred Stock, then the initial Conversion Price shall be $2.00 per share of Series B Preferred Stock.(1) If the conversion is into Equity Securities offered in any Equity Financing, then the initial Conversion Price shall be the price per share as determined in that financing. The Company shall give the Holder at least ten (10) days prior written notice of any Equity Financing.

                (b)     MANDATORY CONVERSION.

                        (i) QUALIFIED EQUITY FINANCING. A "QUALIFIED EQUITY FINANCING". is an Equity Financing occurring after the date of this Note that is consummated prior to the Maturity Date and that results in gross cash proceeds to the Company of at least Five Million Dollars ($5,000,000). The $5,000,000 raised in the Qualified Equity Financing shall be for cash consideration only and shall not include any cancellation of the Company Trade Facility or the Company's Debt, including the amount to be converted under this Note. The Company shall give the Holder at least ten (10) days prior written notice of the Qualified Equity Financing.

                        (ii) CONVERSION UPON QUALIFIED EQUITY FINANCING. This Note, including interest thereon, shall automatically convert into the Equity Securities offered in a Qualified Equity Financing.

                        (iii) CONVERSION UPON EXERCISE OF THE WARRANT. This Note and the then-outstanding principal amount of the Company Trade Facility, including interest thereon or in respect thereof, shall be automatically converted in full into Equity Securities upon the Holder's exercise of the Warrant and shall be effective immediately prior to the exercise of the Warrant. The class of Equity Securities into which this Note is to be converted shall be designated by the Holder, and the

-----------

(1) The Series B Certificate of Designation to be filed prior to funding of Note.

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                                                               Dazzle Multimedia
                                             Secured Convertible Promissory Note
                                                                          Page 3

Conversion Price in respect of such conversions shall be the Conversion Price applicable to such class of Equity Securities.

                        (iv) MECHANICS AND EFFECT OF CONVERSION. The Company shall give the Holder at least ten (10) days prior written notice of a Equity Financing and shall indicate in such notice if the Company in good faith believes that such Equity Financing will constitute a Qualified Equity Financing. No fractional shares of the Company's capital stock will be issued upon conversion of this Note. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company will pay to the Holder in cash the amount of the unconverted principal and interest balance of this Note that would otherwise be converted into such fractional share. Upon conversion of this Note pursuant to this Section 2, the Holder shall surrender this Note, duly endorsed, at the principal offices of the Company or any transfer agent of the Company and shall give written notice by registered or certified mail, postage prepaid, to Company at its principal corporate office, of the election to convert the same pursuant to this Section 2, and shall state therein the amount of the unpaid principal amount of this Note to be converted and the name or names in which the certificate or certificates for shares of Equity Securities are to be issued. At its expense, the Company will, as soon as practicable thereafter, issue and deliver to such Holder, at such principal office, a certificate or certificates for the number of shares to which such Holder is entitled upon such conversion, together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the holder for any cash amounts payable as described herein and a replacement Note in respect of that portion of this Note which is not so converted. Upon conversion of this Note, the Company will be forever released from all of its obligations and liabilities under this Note with regard to that portion of the principal amount and accrued interest being converted including without limitation the obligation to pay such portion of the principal amount and accrued interest. The conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of this Note, and the Person or Persons entitled to receive the shares of Equity Securities upon such conversion shall be treated for all purposes as the record holder or holders of such Equity Securities as of such date.

        3. PAYMENT. All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal. Prepayment of this Note may be made at any time without penalty; provided that the Company provide the Holder with at least ten (10) days prior written notice of its intention to prepay the amount under this Note.

        4.      CONVERSION PRICE ADJUSTMENTS.

                (a) ADJUSTMENTS FOR STOCK SPLITS AND SUBDIVISIONS. In the event Company should at any time or from time to time after the date of issuance hereof fix a record date for the

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                                                               Dazzle Multimedia
                                             Secured Convertible Promissory Note
                                                                          Page 4

effectuation of a split or subdivision of the outstanding shares of Equity Securities or the determination of holders of the Equity Securities entitled to receive a dividend or other distribution payable in additional shares of the Equity Securities or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of the Equity Securities (hereinafter referred to as the "EQUITY SECURITIES EQUIVALENTS") without payment of any consideration by such holder for the additional shares of the Equity Securities or the Equity Securities Equivalents (including the additional shares of the Equity Securities issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of this Note shall, upon conversion of the Note, be appropriately decreased so that the number of shares of the Equity Securities issuable upon conversion of this Note shall be increased in proportion to such increase of outstanding shares.

                (b) ADJUSTMENTS FOR REVERSE STOCK SPLITS. If the number of shares of the Equity Securities outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of the Equity Securities, then, following the record date of such combination, the Conversion Price for this Note shall, upon conversion of the Note, be appropriately increased so that the number of shares of the Equity Securities issuable on conversion hereof shall be decreased in proportion to such decrease in outstanding shares.

                (c) CONVERSION OR REDEMPTION OF EQUITY SECURITIES. Should all of the Equity Securities be, or if outstanding would be, at any time prior to full payment of this Note, redeemed or converted into shares of the Company's Common Stock in accordance with the Company's Articles of Incorporation, then this Note shall immediately become convertible into that number of shares of the Company's Common Stock equal to the number of shares of the Common Stock that would have been received if this Note had been converted in full and the Equity Securities received thereupon had been simultaneously converted immediately prior to such event and the Conversion Price shall be immediately adjusted to equal the quotient obtained by dividing (x) the aggregate Conversion Price of the maximum number of shares of Equity Securities into which this Note was convertible immediately prior to such conversion or redemption, by (y) the number of shares of Common Stock for which this Note is convertible immediately after such conversion or redemption.

                (d)     NOTICES OF RECORD DATE, ETC. In the event of:

                        (i) Any taking by the Company of a record of the holders of any class of securities of the Company for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend payable out of earned surplus at the same rate as that of the last such cash dividend theretofore paid) or other distribution or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

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                                                               Dazzle Multimedia
                                             Secured Convertible Promissory Note
                                                                          Page 5

                        (ii) Any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets of the Company to any other Person or any consolidation or merger involving the Company; or

                        (iii) Any voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company will mail to the Holder of this Note at least ten (10) days prior to the earliest date specified therein, a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and the amount and character of such dividend, distribution or right; and (B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding-up is expected to become effective and the record date for determining shareholders entitled to vote thereon.

                (e) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Company shall at all times comply with the provisions of Section 6 of the Note and Warrant Purchase Agreement regarding the reservation of sufficient capital stock in connection with the conversion of this Note and the Company Trade Facility and the issuance of Company Common Stock upon any exercise of the Warrant.

        5. RIGHTS OF HOLDER UPON DEFAULT. Subject to the terms and provisions of the Subordination Agreement, upon the occurrence or existence and continuance of any Event of Default (other than an Event of Default referred to in clause 5 or 6 of the definition thereof regarding voluntary and involuntary bankruptcy proceedings), the Holder may declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. Upon the occurrence or existence and continuance of any Event of Default described in clause 5 or 6 of the definition thereof regarding voluntary and involuntary bankruptcy proceedings, immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence and continuance of any Event of Default, the Holder may exercise any other right power or remedy granted to it by the Transaction Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both. The Holder shall notify the Company of any declaration of amounts to be due and payable in connection with any Event of Default (other than an Event of Default referred to in Clause 5 or 6 of the definition thereto regarding voluntary and involuntary bankruptcy proceedings).

        6. TRANSFER; SUCCESSORS AND ASSIGNS. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

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                                                               Dazzle Multimedia
                                             Secured Convertible Promissory Note
                                                                          Page 6

        Notwithstanding the foregoing, the Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Company, except for transfers to affiliates. Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Holder. Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Holder.

        7. GOVERNING LAW. This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the state of California, without giving effect to principles of conflicts of law.

        8. NOTICES. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five
(5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid, or (d) one business day after the business day of facsimile transmission with written confirmation of receipt,(i) if to the Holder, at the Holder's address as set forth on the Note and Warrant Purchase Agreement, and (ii) if to the Company, at the address of its principal corporate offices (attention: President), or at such other address as a party may designate by ten (10) day advance written notice to the other party pursuant to the provisions above.

        9. AMENDMENTS AND WAIVERS. Any term of this Note may be amended only with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this Section 9 shall be binding upon the Company, the Holder and each transferee of the Note.

        10. OFFICERS AND DIRECTORS NOT LIABLE. In no event shall any officer or director of the Company be liable for any amounts due or payable pursuant to this Note.

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                                                               Dazzle Multimedia
                                             Secured Convertible Promissory Note
                                                                          Page 7

        11. EXPENSES; WAIVERS. If action is instituted to collect this Note, the Company promises to pay all costs and expenses, including, without limitation, reasonable attorneys' fees and costs, incurred in connection with such action. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument. COMPANY:

                                       DAZZLE MULTIMEDIA, INC.

                                       By: /s/ DAVID TAYLOR
                                           -------------------------------------
                                           David Taylor, President

                                           Address:  45778 Northport Loop West
                                                     Fremont, CA  94538

                                                     Tel. (510) 360-2300
                                                     Fax: (510) 233-0211

AGREED TO AND ACCEPTED:

SCM MICROSYSTEMS, INC.

By: /s/ JOHN G. NIEDERMAIER
    ------------------------------------
    John G. Niedermaier, Vice President,
    Finance, Chief Financial Officer

    Address:  131 Albright Way
              Los Gatos, CA  95032

              Tel. (408) 370-4888
              Fax: (408) 364-8444


                   [SIGNATURE PAGE TO COMPANY PROMISSORY NOTE]